Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Corporate Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, November 1, 2021

UBEECO, a subsidiary of UFP Industries, purchases Boxpack,
expanding its value-added corrugated packaging offerings in Australia

GRAND RAPIDS, Mich., Monday, November 1, 2021 – UFP Industries, Inc. (Nasdaq: UFPI) today announced that one of its wholly owned subsidiaries, The UBEECO Group, has acquired the assets of The Box Pack Trust, operating as Boxpack Packaging (Boxpack). This transaction adds a full complement of high-value cardboard packaging products to the industrial packaging products offered by UBEECO and expands the customer base of both companies throughout Australia.

Located in Melbourne, Australia, Boxpack specializes in flexographic and lithographic cardboard packaging, using the latest CAD design and finishing techniques. Boxpack serves multiple industries, including food and beverage, confectionary, pharmaceutical, industrial and agricultural. The company had trailing 12-month sales through June 30, 2021, of $8.2 million AUD. Boxpack’s founder and director, Andrew Moloney, will remain with the company and oversee the transition of the business to UBEECO.

“The addition of Boxpack brings us closer to our goal of becoming the leading packaging solutions provider in Australia and provides UBEECO with a broader portfolio of packaging solutions,” said Dick McBride, executive vice president, International Operations. “We can now offer customers everything from pallets, crates and skids to a range of corrugated and consumable packaging solutions.”

“We look forward to collaborating with UBEECO to expand our geographic reach and customer base throughout Australia, and we are excited to provide UBEECO’s products to our customers,” said Andrew Moloney. “The associated synergies will provide great benefits for both our employees and our customers.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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